Exhibit 10.3
EXECUTION COPY
SECOND AMENDMENT
OF
FEDERAL HOME LOAN BANK OF INDIANAPOLIS
SUPPLEMENTAL EXECUTIVE THRIFT PLAN
(Effective as of January 1, 2022)
WHEREAS, the Federal Home Loan Bank of Indianapolis (the “Bank”) maintains the Federal Home Loan Bank of Indianapolis Supplemental Executive Thrift Plan (effective as of January 1, 2022) (the “SETP”); and
WHEREAS, pursuant to Article VIII of the SETP, the Bank reserved the right to amend the SETP by action of its Board of Directors; and
WHEREAS, the Bank has determined that the SETP should be amended to reflect a change in job titles; and
WHEREAS, the Board of Directors of the Bank authorized this Second Amendment to the SETP as set forth below;
NOW, THEREFORE, pursuant to the power reserved to the Bank under Article VIII of the SETP, the SETP is hereby amended by revising Section 2.1 to replace the reference to “First Vice President” with “Senior Director” effective as of January 1, 2025.
IN WITNESS WHEREOF, the Federal Home Loan Bank of Indianapolis has caused this Second Amendment to be executed on its behalf by its duly authorized officers this 12th day of December, 2024, but effective as of January 1, 2025.
    FEDERAL HOME LOAN BANK OF
    INDIANAPOLIS

        By: /s/ KAREN GREGERSON

        By: /s/ ROBERT FISHER_____ _

ATTEST:

By: /s/ SHAUN CLIFFORD
Acting Corporate Secretary